UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, James F. Gero, Chairman of the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”), retired as Chairman and a director. Also on November 5, 2013, the Board appointed Randy Thurman and Kathleen Regan to the Board, and appointed Mr. Thurman as Chairman. The Board has determined that each of Mr. Thurman and Ms. Regan are independent directors under the rules of the Nasdaq Stock Market. There are no transactions involving Mr. Thurman or Ms. Regan requiring disclosure under Item 404(a) of Regulation S-K. As of the date of this filing, no final decisions have been made by the Board with respect to which, if any, of the Board committees Mr. Thurman or Ms. Regan will serve. Pursuant to the terms of the Company’s articles of association, as amended, the Board has adopted a resolution increasing its size from seven to eight directors in connection with these appointments.

The Board has approved, following approval and recommendation by the Compensation Committee of the Board (the “Compensation Committee), annual cash compensation of $120,000 to Mr. Thurman for his service as Chairman, and the grant of options to acquire 30,000 shares of common stock to each of Mr. Thurman and Ms. Regan pursuant to the Company’s 2012 Long-Term Incentive Plan (vesting in each case in 1/4th increments on each of the first, second, third and fourth anniversary of his or her appointment pursuant to the Company’s previously filed form of non-employee director non-qualified stock option agreement). Ms. Regan will receive the Company’s standard fee of $60,000 per year for non-employee director service.

In connection with his retirement, Mr. Gero has agreed to remain as a consultant to the Board through January 2, 2015, and has entered into a consulting letter agreement with the Company (the “Consulting Letter Agreement”). Under the Consulting Agreement, the Company will pay Mr. Gero $5,000 per month (with additional amounts owed to the extent he performs more than eight hours of consulting services at the Company’s request in any month) and reimburse him for the cost of his health care coverage through January 2, 2015. The Consulting Letter Agreement was approved by the Board following recommendation by the Compensation Committee. The foregoing description of the Consulting Letter Agreement does not purport to be complete and is qualified in its entirety by the text of the Consulting Letter Agreement, which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 6, 2013, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Letter Agreement, dated as of November 5, 2013, between Orthofix International N.V. and James F. Gero.

99.1	Press Release, dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: November 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Letter Agreement, dated November 5, 2013, between Orthofix International N.V. and James F. Gero.

99.1	Press Release, dated November 6, 2013.